                                                                    EXHIBIT 10.8


                                SECOND AMENDMENT
                                     TO THE
                            ALLEGIANCE TELECOM, INC.
                           1998 STOCK INCENTIVE PLAN


WHEREAS, the Allegiance Telecom, Inc. 1998 Stock Incentive Plan was initially adopted by the board of directors and stockholders of Allegiance Telecom, Inc. ("Allegiance").

WHEREAS, Allegiance's board of directors is amending the Allegiance Telecom, Inc. 1998 Stock Incentive Plan in accordance with Section 16 of such plan.

RESOLVED, that the number of shares of common stock available under the Allegiance Telecom, Inc. 1998 Stock Incentive Plan be increased by substituting the number "10,155,778" for the number "6,155,778" in Section 4 of this plan. Such amendment was approved by the board of directors on December 8, 1999.

FURTHER RESOLVED, that as a result of the 3-for-2 stock split, in the form of a 50% stock dividend, the "10,155,778" number shall be replaced by "15,233,667", which shall be the aggregate number of shares available under the 1998 Stock Incentive Plan.

FURTHER RESOLVED, that the officers of Allegiance be, and hereby are, authorized to take whatever actions are necessary to carry out the intent and purpose of the foregoing amendment.